UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2014

AETHLON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-21846 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

9635 Granite Ridge Drive, Suite 100 San Diego, California (Address of principal executive offices)	92123 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the "Filings") contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the Filings the words "anticipate,” "believe," "estimate," "expect," "future," "intend," "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On November 26, 2014, Aethlon Medical, Inc. (the “Registrant”) authorized the issuance of an aggregate of 4,408,237 shares of Common Stock to 38 accredited investors upon the exercise of warrants previously issued to the investors by the Registrant with an exercise price of $0.22 per share.

On the same date, the Registrant also authorized the issuance of 496,034 shares of Common Stock to an accredited investor upon the exercise of warrants previously issued to the investor by the Registrant with an exercise price of $0.11 per share.

All of the above-referenced warrants were exercised on a cashless or “net” basis. Accordingly, the Registrant did not receive any proceeds from such exercise. The cashless exercise of such warrants resulted in the cancellation of previously issued warrants to purchase an aggregate of 10,012,621 shares of Common Stock.

The foregoing issuances were effected in reliance upon the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D thereunder as the recipients are accredited investors and the issuances did not involve any form of general solicitation or general advertising.

On November 25, 2014, the Registrant authorized the issuance of an aggregate of 10,714,285 shares of Common Stock to two accredited investors upon the conversion of an aggregate of $450,000 of unpaid principal and accrued interest due under promissory notes previously issued to the investors by the Registrant with a conversion price of $0.042 per share. These issuances were effected in reliance upon the exemption from registration set forth in Section 4(a)(2) of the Securities Act and Regulation D thereunder as the recipients are accredited investors and the issuances did not involve any form of general solicitation or general advertising.

On November 18, 2014, the Registrant issued an aggregate of 5,625,000 shares of Common Stock to two investors upon the conversion of an aggregate of $236,250 of unpaid principal and accrued interest due under a promissory note previously issued by the Registrant. The conversion price per share was $0.042. These issuances were effected in reliance upon the exemption from registration set forth in Section 4(a)(2) of the Securities Act as the recipients are existing holders of the Registrant’s securities and the issuances did not involve any form of general solicitation or general advertising.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

By: /s/ James A. Joyce
James A. Joyce
Dated: November 26, 2014	Chief Executive Officer

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